Exhibit 21

Subsidiaries of the Registrant

As Of August 13, 2002

      Each of the below listed subsidiaries is 100% directly or indirectly owned by Harris Corporation, except as otherwise indicated.

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation

Harris Asia Pacific Sdn. Bhd	Malaysia
Harris Australia Pty. Ltd.	Australia
Harris Automation	California
Harris Broadband Wireless Access, Inc.	Washington
Harris Canada, Inc.	Canada
Harris Cayman, Ltd.	Cayman Islands
Harris Communication Argentina SA	Argentina
Harris Communication (Netherlands) BV	Netherlands
Harris Communication SA	France
Harris Communication Systems Nigeria Limited	Nigeria
Harris Communications GmbH	Germany
Harris Communications Austria GmbH	Austria
Harris Communications Honduras, S.A. de C.V.	Honduras
Harris Communications International, Inc.	Delaware
Harris Communications Ltd.	Hong Kong
Harris Communications (Shenzhen) Ltd.	China
Harris Controls Australia Limited	Australia
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris do Brasil Limitada	Brazil
Harris-Exigent, Inc.	Delaware
Harris Foreign Sales Corporation, Inc.	Virgin Islands
Harris-Intraplex, Inc.	Delaware
Harris Pacific, Inc.	California
Harris Pension Management Limited	England
Harris SA	Belgium
Harris S.A. de C.V.	Mexico
Harris Semiconductor G.m.b.H	Germany
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Patents, Inc.	Delaware
Harris Semiconductor Pte. Ltd.	Singapore
Harris Semiconductor (Suzhou) Co., Ltd.	China
Harris Solid-State (Malaysia) Sdn. Bhd	Malaysia
Harris Systems Limited	England
Harris Systems LLC	Delaware
Harris Technical Services Corporation	Delaware
Harris Three Thousand	England
Harris Two Thousand	England
American Coastal Insurance Ltd.	Bermuda
Anshan Harris Broadcast Equipment Company Limited (51%)	China
Audio Broadcast Group, Incorporated	Michigan
BWA Technology, Inc.	Delaware
HAL Technologies, Inc.	Delaware
ITIS S.A.R.L.	France
LiveTV L.L.C. (46.5%)	Delaware
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
VFC Capital, Inc.	Delaware
Wallaby Network Services, Inc.	Delaware
Worldwide Electronics, Inc.	Delaware